Exhibit 4.1

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATUTES OR REGULATIONS OF NON-U.S. JURISDICTIONS OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT ON FORM 1-A FOR A REGULATION A, TIER 2 OFFERING HAS BEEN FILED AND QUALIFIED WITH THE SECURITIES AND EXCHANGE COMMISSION, THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE ACT.

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into by and between the undersigned (the “Subscriber”) and Energy Exploration Technologies, Inc., a Puerto Rico corporation (“EnergyX” or “Company”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase certain shares (the “Common Shares”) of Common Stock, par value $0.01 per share, of EnergyX (the “Common Stock”), as more fully set forth in Section 1 hereof and on the signature page hereto, offered pursuant to the most recently qualified Offering Circular and Offering Statement on Form 1-A of Energy X of which it forms a part (the “Offering Circular” and “Offering Statement”, respectively).

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Subscription for the Common Shares.

1.1 Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Common Shares set forth on the signature page hereto, at a price of $11.00 per Common Share (the “Purchase”), for the aggregate subscription price (the “Subscription Price”), plus a transaction fee equal to 1.5% of the Subscription Price (the “Transaction Fee,” and together with the Subscription Price, the “Purchase Price”).

1.2 The Subscriber shall pay the Purchase Price by certified check or wire transfer of immediately available U.S. funds into the Company’s escrow account (the “Escrow Account”) with Enterprise Bank & Trust (the “Escrow Agent”) in accordance with the payment instructions provided to the Subscriber at the time of the Subscription through the Company’s offering page, invest.EnergyX.com or www.investinlithium.com (each, the “Site”). The funds shall remain in the Escrow Account until the Closing (defined below).

1.3 The offering of Common Shares is described in the Offering Circular, which is available on the Site as well as on the SEC’s EDGAR website. The Subscriber acknowledges receipt and review of the Offering Circular and this Agreement, and agrees to print and retain copies of both documents for their records. By signing this Agreement, the Subscriber agrees to the terms set forth herein and consents to receive communications relating to the Common Shares electronically from EnergyX.

1.4 The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur only upon the satisfaction of all of the following conditions (the date on which all such conditions are satisfied, the “Closing Date”):

(a) The Subscriber has delivered to the Company (i) an executed counterpart of this Agreement, and (ii) has paid the Purchase Price for the Common Shares into the Escrow Account governed by the terms and conditions set forth in the Escrow Services Agreement filed as Exhibit 6.45 to the Offering Statement (the “Escrow Services Agreement”); and;

(b) Energy X has received all executed documents and all other requested information from Subscriber, has countersigned this Agreement, and, in accordance with the Escrow Services Agreement, has caused the Purchase Price to be released from the Escrow Account.

The Closing shall be deemed to occur only upon the satisfaction of all of the foregoing conditions and thereafter solely in accordance with the procedures and terms set forth in the Escrow Services Agreement (Exhibit 6.45 to the Offering Statement), which shall exclusively govern the release of funds from the Escrow Account and the consummation of the Closing. Within one hundred and twenty (120) days after the Closing Date, or as soon as commercially reasonable, the Company shall instruct its duly appointed transfer agent to issue the Common Shares subscribed for herein in the name of the Subscriber on the Company’s stock ledger. Upon the occurrence of the Closing, the Subscriber shall be admitted as a stockholder of the Company with respect to the Common Shares and shall be entitled to all rights and subject to all obligations of a holder of Common Stock as set forth in the Company’s governing documents and applicable law. Until the Closing has occurred, the Subscriber shall have no rights as a stockholder of the Company with respect to the Common Shares subscribed for hereunder, and no subscription shall be deemed effective unless and until accepted by the Company and the Closing has occurred.

1.5 EnergyX may accept or reject this Subscription, in whole or in part, in its sole and absolute discretion and at any time prior to the Closing.

1.6 If this Subscription is rejected in full, if the Subscriber cancels their Subscription prior to the Closing, or if the offering is terminated without a Closing, any funds tendered by the Subscriber shall be promptly returned without interest or deduction, and all obligations under this Agreement shall terminate. If this Subscription is rejected in part, EnergyX shall promptly return to the Subscriber any payment corresponding to the rejected portion, without interest or deduction, and the Subscriber’s obligations hereunder shall remain in full force and effect with respect to the accepted portion.

1.7 The Subscriber acknowledges that the effectiveness of this Subscription is expressly conditioned upon the Company’s acceptance of the Subscriber’s Subscription and the occurrence of the Closing. The Subscriber agrees to promptly provide any additional information or documentation that the Company may reasonably request to verify compliance with applicable legal and regulatory requirements, and to execute and deliver any further documents and instruments, and to take such further actions, as EnergyX may reasonably determine to be necessary or appropriate to consummate the transactions contemplated by this Agreement and to carry out the intent and purpose hereof.

1.8 As of the Closing Date, the Subscriber’s obligations under this Agreement shall be irrevocable, shall survive the Subscriber’s death or incapacity, and shall be binding upon the Subscriber and the Subscriber’s heirs, beneficiaries, executors, administrators, personal representatives, successors, transferees, and assigns. The Subscriber shall have no right to cancel, terminate, or revoke this Agreement after the Closing.

2.	Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to EnergyX the following:

2.1 The information that the Subscriber has furnished herein and in connection herewith, including, without limitation, the information set forth in any investor questionnaire completed by the Subscriber at the request of EnergyX or its representatives in connection with this Subscription, and any other information furnished by the Subscriber to EnergyX regarding whether the Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Act”), which definition is set forth on Annex A attached hereto, and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that EnergyX accepts this Subscription. Further, the Subscriber shall immediately notify EnergyX of any change in any statement made herein prior to the Subscriber’s receipt of EnergyX’s acceptance of this Subscription, including, without limitation, the Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber herein may be fully relied upon by EnergyX and by any investigating party relying on them. The Subscriber (a) is an “accredited investor” as that term is defined in Rule 501 under Regulation D, which definition is set forth on Annex A attached hereto, or (b) if the Subscriber is not an “accredited investor” as that term is defined in Rule 501 under Regulation D, the amount of Common Shares being purchased by the Subscriber does not exceed % of the greater of the Subscriber’s (i) annual income or net worth (for natural persons), or (ii) revenue or net assets at the most recent fiscal year-end (for non-natural persons). The Subscriber agrees to provide to EnergyX any additional documentation EnergyX may reasonably request, including documentation as may be required by EnergyX to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act.

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The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America (or non-U.S. country) of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older and competent to enter into a contractual obligation. The principal place of business or principal residence of the Subscriber is as shown on the signature page to this Agreement. The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by EnergyX, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

2.2 At no time has EnergyX or its affiliates or any other person expressly or implicitly represented, guaranteed or warranted to the Subscriber that:

(a) A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b) The past performance or experience on the part of EnergyX and/or its officers or directors in any way indicates the predictable or probable results of the ownership of the Common Shares or the overall EnergyX venture.

2.3 The Subscriber has received and reviewed this Agreement and the Offering Circular. The Subscriber and/or the Subscriber’s advisors, who are not affiliated with and not compensated directly or indirectly by EnergyX or any affiliate thereof, have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received regarding EnergyX and its business to evaluate the merits and risks of this investment, to make an informed investment decision and to protect the Subscriber’s own interests in connection with the Purchase.

2.4 The Subscriber understands that the Common Shares being purchased are a speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

2.5 The Subscriber understands that the Subscription for the Common Shares is conditioned upon the Closing of this Agreement, which shall only occur following (i) EnergyX’s acceptance of the Subscription and (ii) disbursement of Purchase Price from the Escrow Agent. Until the Closing Date, the Subscriber has no rights to the Common Shares.

2.6 The Subscriber understands that any forecasts or predictions as to EnergyX’s performance are based on estimates, assumptions and forecasts that EnergyX believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

2.7 The Subscriber is able to bear the economic risk of an investment in the Common Shares being purchased and, without limiting the generality of the foregoing, is able to hold the Common Shares being purchased for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in EnergyX.

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2.8 The Subscriber has had an opportunity to ask questions of EnergyX or anyone acting on behalf of EnergyX and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about EnergyX and its business generally, and to obtain any additional information that EnergyX possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

2.9 The Subscriber understands that no state or federal authority in the United States or authority outside the United States has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness of an investment in the Common Shares, or has recommended or endorsed the Common Shares, and that the Common Shares have not been registered under the Act or any state securities laws, in reliance upon exemptions from registration thereunder.

2.10 The Subscriber is subscribing for and purchasing the Common Shares without being furnished any offering materials, other than the Offering Circular and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from EnergyX in writing, and without receiving any representations or warranties from EnergyX or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any independent investigation made by the Subscriber or the Subscriber’s advisors.

2.11 The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to EnergyX on the signature page hereto. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

2.12 The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

2.13 The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of the obligations hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions contemplated herein, including, but not limited to, the Subscriber’s Purchase, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

2.14 EnergyX’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). The Subscriber agrees that, if at any time it is discovered that EnergyX has been or may be found to have violated the PATRIOT Act or any other anti-money laundering laws or regulations as a result of the Purchase or receipt of the Purchase Price, or if otherwise required by applicable laws or regulations, EnergyX may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Shares. The Subscriber agrees to provide any and all documentation requested by EnergyX to ensure compliance with the PATRIOT Act or other laws or regulations.

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2.15 The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning EnergyX and to consult with independent tax advisors regarding the tax consequences of investing in EnergyX.

2.16 If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that the Subscriber has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Common Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Common Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Common Shares. The Subscriber’s subscription for and Purchase of and continued beneficial ownership of the Common Shares will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.17 The Subscriber acknowledges that the subscription price per Common Share to be sold in this offering was set by EnergyX on the basis of EnergyX’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of securities of EnergyX may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

2.18 The Subscriber acknowledges and agrees that the Purchase Price for their Common Shares shall be deposited and held in the Escrow Account pursuant to the Escrow Services Agreement among the Company, DealMaker Securities, LLC (the “DealMaker”), and the Escrow Agent. The Subscriber further acknowledges and agrees that the Purchase Price shall be held in the Escrow Account pending satisfaction of the conditions for disbursement as set forth in the Escrow Agreement. The Subscriber understands and agrees that the Escrow Account is non-interest bearing, and the Subscriber shall not be entitled to any interest or earnings on the Purchase Price while such funds are held in escrow.

2.19 The Subscriber acknowledges that the Escrow Agent shall disburse the Purchase Price only upon receipt of joint written instructions from authorized representatives of the Company and DealMaker, and only upon satisfaction of the conditions set forth in the Escrow Agreement, including, without limitation, the acceptance of the Subscriber’s subscription by the Company, and compliance with all applicable laws and regulations. In the event that the Subscription is rejected, canceled, or withdrawn in accordance with the terms of this Agreement or if the Offering is terminated prior to closing, the Purchase Price (or the applicable portion thereof) shall be returned to the Subscriber without deduction, penalty, or expense, except any applicable wire fees. The Subscriber acknowledges and agrees that, until the Purchase Price is released from escrow, the Subscriber shall have no right, title, or interest in or to any Common Shares, and the Purchase Price shall not be deemed the property of the Company or any other party, nor subject to the claims of any creditors of the Company, DealMaker, or the Escrow Agent.

3.	Proxy.

3.1 Subscriber hereby appoints the CEO, or his or her successor, as Subscriber’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to, consistent with this instrument and on behalf of Subscriber, (i) vote all such Common Shares, (ii) give and receive notices and communications, (iii) execute any instrument or document that the CEO determines is necessary or appropriate in the exercise of its authority under this instrument, and (iv) take all actions necessary or appropriate in the judgment of the CEO for the accomplishment of the foregoing. The proxy and power granted by the Subscriber pursuant to this Section 3 are coupled with an interest. Such proxy and power will be irrevocable. The proxy and power, so long as Subscriber is an individual, will survive the death, incompetency and disability of the Subscriber and, so long as Subscriber is an entity, will survive the merger or reorganization of Subscriber or any other entity holding shares of capital stock of EnergyX. However, the Proxy will terminate upon the closing of a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock of EnergyX or the effectiveness of a registration statement under the Securities Exchange Act of 1934 covering such Common Stock. The CEO is an intended third-party beneficiary of this Section 3 and has the right, power and authority to enforce the provisions hereof as though he or she was a party hereto.

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3.2 Other than with respect to the gross negligence or willful misconduct of the CEO, in his or her capacity as the Subscriber’s true and lawful proxy and attorney pursuant to this Section 3 (collectively, the “Proxy”), the Proxy will not be liable for any act done or omitted in his, her or its capacity as representative of the Subscriber pursuant to this instrument while acting in good faith, and any act done or omitted pursuant to the written advice of outside counsel will be conclusive evidence of such good faith. The Proxy has no duties or responsibilities except those expressly set forth in this instrument, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of the Subscriber otherwise exist against the Proxy. The Subscriber shall indemnify, defend and hold harmless the Proxy from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Proxy Losses”) arising out of or in connection with any act done or omitted in the Proxy’s capacity as representative of the Subscriber pursuant to this instrument, in each case as such Proxy Losses are suffered or incurred; provided, that in the event that any such Proxy Losses are finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Proxy, EnergyX shall reimburse the Subscriber the amount of such indemnified Proxy Losses to the extent attributable to such gross negligence or willful misconduct (provided that the Proxy’s aggregate liability hereunder shall in no event exceed the Purchase Price). In no event will the Proxy be required to advance his, her or its own funds on behalf of the Subscriber or otherwise. The Subscriber acknowledges and agrees that the foregoing indemnities will survive the resignation or removal of the Proxy or the termination of this instrument.

3.3 A decision, act, consent or instruction of the Proxy constitutes a decision of the Subscriber and is final, binding and conclusive upon the Subscriber. EnergyX, shareholders of EnergyX and any other third party may rely upon any decision, act, consent or instruction of the Proxy as being the decision, act, consent or instruction of the Subscriber. EnergyX, shareholders of EnergyX and any other third party are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Proxy.

3.4 The Subscriber hereby agrees to take any and all actions determined by the CEO of EnergyX in good faith to be advisable to reorganize this instrument and any Common Shares held by the Subscriber into a custodianship, special-purpose vehicle or other entity designed to aggregate the interests of holders of Common Shares issued in this offering.

4. Indemnification. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of the Purchase. The Subscriber agrees to indemnify and hold harmless EnergyX and its affiliates and each of their respective officers, directors, employees, agents and representatives, and each other person, if any, who controls EnergyX within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

5. No Advisory Relationship. The Subscriber acknowledges and agrees that the purchase and sale of the Common Shares pursuant to this Agreement is an arms-length transaction between the Subscriber and EnergyX. EnergyX is not acting as the Subscriber’s agent or fiduciary in connection with the Purchase. EnergyX has not provided the Subscriber with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and the Subscriber has consulted his, her or its own respective legal, accounting, regulatory and tax advisors to the extent the Subscriber has deemed appropriate.

6. Bankruptcy. In the event that the Subscriber files or enters bankruptcy, insolvency or other similar proceeding, the Subscriber agrees to use the Subscriber’s best efforts to avoid EnergyX being named as a party or otherwise involved in the proceeding. Furthermore, this Agreement shall be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) the Subscriber be allowed by EnergyX to return the Common Shares to EnergyX for a refund or (ii) EnergyX be mandated or ordered to redeem or withdraw Common Shares held or owned by the Subscriber.

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7. Legends. It is understood that the certificates evidencing the Common Shares may bear any legend required by the Bylaws of EnergyX or applicable state or federal securities laws in the United States, or by applicable laws and regulations of the non-U.S. jurisdiction where the Subscriber is resident or domiciled.

8.	Consent to Electronic Delivery.

8.1 The Subscriber hereby agrees that EnergyX may deliver all SEC reports, including offering circulars, exhibits, supplements, legends, notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of EnergyX and its investments, including, without limitation, information about the investment, required or permitted to be provided to the Subscriber with respect to the Common Shares or hereunder, by means of e- mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive from EnergyX electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to the Subscriber’s or EnergyX’s rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with EnergyX electronically is the Subscriber’s decision. This Agreement informs the Subscriber of its rights concerning Disclosures.

8.2 The Subscriber’s consent to receive Disclosures and transact business electronically, and EnergyX’s agreement to do so, applies to any transactions to which such Disclosures relate.

8.3 Before the Subscriber decides to do business electronically with EnergyX, the Subscriber should consider whether he, she or it has the required hardware and software capabilities described below.

8.4 In order to access and retain Disclosures electronically, the Subscriber must satisfy the following computer hardware and software requirements: access to the Internet; an e-mail account and related software capable of receiving e-mail through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

8.5 The Subscriber agrees to keep EnergyX informed of any change in the Subscriber’s e-mail or home mailing address. If the Subscriber’s registered e-mail address changes, the Subscriber must notify EnergyX of the change by sending an e-mail to investors@energyx.com The Subscriber also agrees to update the Subscriber’s registered residence address and telephone number on file with EnergyX if they change. The Subscriber will print a copy of this Agreement for his, her or its records, and the Subscriber agrees and acknowledges that the Subscriber can access, receive and retain all Disclosures electronically sent via e- mail.

9. Market Stand-Off. The Subscriber agrees that, in the sole discretion of EnergyX, in the event of an underwritten public offering of securities of EnergyX under the Act or the closing of a merger or other business combination of EnergyX with a publicly-traded special purpose acquisition company or its subsidiary, following which the capital stock of the combined or surviving entity or its parent are listed for trading on a public exchange, the Subscriber hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, lend, pledge or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (except Common Stock included in such offering or acquired on the public market after such offering) during the 180-day period following the effective date of a registration statement or offering statement of EnergyX filed under the Act. The Subscriber further agrees that in order to effect the foregoing, EnergyX may impose stop-transfer instructions with respect to such Common Stock subject to the lock- up period until the end of such period. EnergyX and the Subscriber acknowledge that each underwriter of such offering of EnergyX’s securities, during the period of such offering and for the lock-up period thereafter, is an intended beneficiary of this Section 9.

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10. Legend. The Subscriber acknowledges and agrees that the Common Shares issued pursuant to this Subscription have not been registered under the Act or any applicable state securities laws and are being offered and sold in reliance upon exemptions from registration under the Act and such laws. Accordingly, the certificates or book-entry records evidencing the Common Shares shall bear a restrictive legend (and the Company’s stock ledger shall reflect appropriate restrictions) substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES HAVE BEEN OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION CONTAINED IN REGULATION A PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

The Company may place stop-transfer instructions against the Common Shares to enforce the foregoing restrictions and may refuse to effect any transfer of the Common Shares not made in compliance with applicable securities laws and the terms of this Agreement.

11. Limitations on Damages. IN NO EVENT SHALL ENERGYX BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

12. Mandatory Arbitration; Waiver of Jury Trial. To the fullest extent permitted by law, any dispute, claim or controversy arising out of or relating to this Agreement or the transactions contemplated herein (each, a “Dispute”) shall be submitted to and resolved by binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to its Commercial Arbitration Rules and the Federal Arbitration Act, 9 U.S.C. §§ 1–16. The arbitration shall be conducted by a panel of three arbitrators in Austin, Texas, or, if the parties agree, by remote means. The arbitrators shall apply the law specified in Section 14.1 of this Agreement and shall have authority to award any relief available under applicable law. The parties understand that, by agreeing to arbitration, they are waiving the right to a trial by jury and to litigate Disputes in court, except as expressly provided in this Section 12 and in Section 13. Judgment on any arbitral award may be entered in any state or federal court located within the geographical boundaries of Puerto Rico that has jurisdiction over the parties and the subject matter. Notwithstanding the foregoing, the parties may seek temporary or preliminary injunctive relief in a court of competent jurisdiction within the geographical boundaries of Puerto Rico in aid of arbitration or to protect the confidential information or intellectual property of either party. In addition, to the extent that applicable law does not permit particular claims, including certain claims arising under the U.S. federal securities laws, to be the subject of mandatory arbitration, such claims may be brought in a court of competent jurisdiction as provided in Section 14.1 and are not subject to arbitration to that extent. The parties acknowledge that nothing in this Section 12 shall be deemed to waive compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. By agreeing to the arbitration provisions set forth herein, neither the Subscriber nor the Company waives any rights or protections afforded under applicable federal securities laws. For the avoidance of doubt, if any provision of this Section 12 is found to be unenforceable as applied to a particular claim or remedy, the remaining provisions of this Section 12, and the application of such provision to any other claim or remedy, shall remain in full force and effect. This Section 12 shall survive any termination of this Agreement.

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13. Class Action Waiver. To the fullest extent permitted by law, the parties agree that any Dispute shall be adjudicated or arbitrated, as the case may be, only on an individual basis. Neither party shall have the right to have any Dispute heard or decided as a class action, private attorney general action, collective action or any other proceeding in which one party acts or proposes to act in a representative capacity. Unless all parties otherwise agree in writing, no arbitration, litigation or other proceeding shall be consolidated or joined with any other arbitration, litigation or proceeding. The arbitrator or court shall not have authority to conduct any class, collective or representative proceeding or to award relief on behalf of any person or entity that is not a party to the arbitration or litigation. The parties acknowledge that many courts treat the availability of class, collective or representative proceedings as a procedural device that may be waived by agreement, subject to applicable law, including state law doctrines relating to unconscionability and knowing and voluntary waiver. The parties further acknowledge that class action waivers, including outside the arbitration context, have in many instances been enforced as contractual provisions, although their enforceability remains subject to applicable law and the particular facts and circumstances. The parties acknowledge and agree that this Section 13 is intended to be separate and independent from Section 12. To the extent any court or arbitrator determines that Section 12 or any part thereof is unenforceable or inapplicable to a particular Dispute, the provisions of this Section 13 shall nevertheless remain in full force and effect to the fullest extent permitted by law. If any provision of this Section 13 is found to be unenforceable as applied to a particular claim or remedy, the remaining provisions of this Section 13, and the application of such provision to any other claim or remedy, shall remain in full force and effect. If the class action waiver is held unenforceable with respect to any claim for which class or representative relief is sought, the parties agree that such claim shall proceed exclusively in court in accordance with Section 14.1, and the arbitration provisions of Section 12 shall be inapplicable to that claim. Nothing in this Section 13 is intended to waive compliance with any provision of the U.S. federal securities laws or the rules and regulations promulgated thereunder. This Section 13 shall survive any termination of this Agreement.

14.	Miscellaneous Provisions.

14.1 Except as provided in Sections 12 and 13 and subject to applicable federal securities laws, this Agreement shall be construed in accordance with and governed by the General Corporations Act (2009) of Puerto Rico, as the same exists or may hereafter be amended or interpreted, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Puerto Rico to the rights and duties of the parties. Subject to applicable law and Sections 12 and 13, each of the parties hereby irrevocably and unconditionally (a) submits to the jurisdiction of the federal and state courts located within the geographical boundaries of Puerto Rico for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any Dispute that is not required to be arbitrated pursuant to Section 12, (b) agrees not to commence any such suit, action or other proceeding except in the federal and state courts located within the geographical boundaries of Puerto Rico and (c) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that such party is not subject personally to the jurisdiction of the above-named courts, that such party’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court. Notwithstanding the foregoing or anything to the contrary in this Agreement, the Subscriber and the Company agree that no provisions under applicable federal laws and regulations, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, with respect to jurisdiction, venue or forum shall be waived.

14.2 All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber in the records of EnergyX (or that the Subscriber submitted to EnergyX). The Subscriber shall send all notices or other communications required to be given hereunder to EnergyX via e-mail to investors@energyx.com with a copy to be sent concurrently via prepaid certified mail to: 2535 Ridgepoint Drive, Austin, TX 78754, Attention: Investor Relations. Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in Puerto Rico are legally closed for business.

14.3 This Agreement, and the rights, obligations and interests of the Subscriber hereunder, may not be assigned, transferred or delegated by the Subscriber without the prior written consent of EnergyX. Any such assignment, transfer or delegation in violation of this Section shall be null and void.

14.4 The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

14.5 Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

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14.6 If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

14.7 In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys’ fees and expenses and costs of appeal, if any.

14.8 This Agreement and the documents referred to herein constitute the entire agreement among the parties and shall constitute the sole documents setting forth the terms and conditions of the Subscriber’s contractual relationship with EnergyX with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between EnergyX and the Subscriber with respect to the subject matter hereof.

14.9 This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

14.10 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

14.11 Except as otherwise expressly set forth herein, the parties acknowledge that there are no third party beneficiaries of this Agreement.

(Signature pages follow)

10

Energy Exploration Technologies, Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Shares of Energy Exploration Technologies, Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income for all investments in this offering. ☐

(b) The Securities being subscribed for will be owned by, and should be recorded on the Corporation’s books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):	Number of securities: Common Shares Aggregate Subscription Price: $_________ USD Purchase Price (incl. Transaction Fee): $__________USD

TYPE OF OWNERSHIP:

(Name of Subscriber)	If the Subscriber is individual:	If the Subscriber is not an individual:

By:
(Authorized Signature)	☐ Individual

☐ Joint Tenant

(Official Capacity or Title, if the Subscriber is not an individual)	☐ Tenants in Common

☐ Community Property

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	If interests are to be jointly held:
Name of the Joint Subscriber:

(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)	Social Security Number of the Joint Subscriber:
Check this box if the securities will be held in a custodial account: ☐

Taxpayer Identification Number	Type of account:

(Telephone Number)	EIN of account:

(Offline Investor)	Address of account provider:
(E-Mail Address)

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

Energy Exploration Technologies, Inc.

By:
Authorized Signing Officer

U.S. ACCREDITED INVESTOR CERTIFICATE

The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

☐	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; An investment company registered under the United States Investment Company Act of 1940; or A business development company as defined in Section 2(a) (48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are Accredited Investors;
☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000;
☐	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;
☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth;
☐	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year;
☐	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;
☐	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.
☐	a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);
☐	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or
☐	An investment adviser relying on the exemption from registering with tthe SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940; or
☐	A rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;
☐	An entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;
☐	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):
(i) With assets under management in excess of $5,000,000,
(ii) That is not formed for the specific purpose of acquiring the securities offered, and
(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;
☐	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in category 23 above and whose prospective investment in the issuer is directed by such family office as referenced above;
☐	A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;
☐	A corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities, with total assets of more than US$5 million; or
☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

CANADIAN ACCREDITED INVESTOR CERTIFICATE

TO: Energy Exploration Technologies, Inc. (the “Corporation”)

The Investor hereby represents, warrants and certifies to the Corporation that the undersigned is an “Accredited Investor” as defined in Section 1.1 of National Instrument 45-106. The Investor has indicated below the criteria which the Investor satisfies in order to qualify as an “Accredited Investor”.

The Investor understands that the Corporation and its counsel are relying upon this information in determining to sell securities to the undersigned in a manner exempt from the prospectus and registration requirements of applicable securities laws.

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your legal advisor before completing this certificate.

In connection with the purchase by the undersigned Subscriber of the Purchased Common Shares, the Subscriber hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

a.	the Subscriber is, and at the Closing Time, will be, an “accredited investor” within the meaning of NI 45-106 or Section 73.3 of the Securities Act (Ontario), as applicable, on the basis that the undersigned fits within one of the categories of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category;

b.	the Subscriber was not created or is not used, solely to purchase or hold securities as an accredited investor as described in paragraph (m) below; and

c.	upon execution of this Schedule B by the Subscriber, including, if applicable, Appendix 1 to this Schedule B, this Schedule B shall be incorporated into and form a part of the Subscription Agreement.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐ (a) a Canadian financial institution, or a Schedule III bank;

☐ (b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐ (c) a subsidiary of any Person referred to in paragraphs (a) or (b), if the Person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d) a Person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a Person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐ (e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a Person referred to in paragraph (d);

☐ (e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐ (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐ (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐ (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐ (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

☐ (j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

☐ (j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;

☐ (k) an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐ (l) an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

☐ (m) a Person, other than an individual or investment fund, that has net assets of at least CDN$5,000,000 as shown on its most recently prepared financial statements and that has not been created or used solely to purchase or hold securities as an accredited investor;

☐ (n) an investment fund that distributes or has distributed its securities only to (i) a Person that is or was an accredited investor at the time of the distribution, (ii) a Person that acquires or acquired securities in the circumstances referred to in sections 2.10 (Minimum amount investment) and 2.19 (Additional investment in investment funds) of NI 45-106, or (iii) a Person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 (Investment fund reinvestment) of NI 45-106;

☐ (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐ (p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q) a Person acting on behalf of a fully managed account managed by that Person, if that Person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐ (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐ (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs

(a) to (d) or paragraph (i) in form and function;

☐ (t) a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are accredited investors;

☐ (u) an investment fund that is advised by a Person registered as an adviser or a Person that is exempt from registration as an adviser;

(v) a Person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or Ontario; or

☐ (w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

Definitions for Accredited Investor Certificate

As used in the Accredited Investor Certificate, the following terms have the meanings set out below:

a.	“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;
b.	“entity” means a company, syndicate, partnership, trust or unincorporated organization;
c.	“financial assets” means cash, securities, or any a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
d.	“fully managed account” means an account of a client for which a Person makes the investment decisions if that Person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;
e.	“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in Ontario, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;
f.	“mutual fund” means an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;
g.	“non-redeemable investment fund” means an issuer,

A.	whose primary purpose is to invest money provided by its securityholders,
B.	that does not invest,

i.	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or
ii.	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

C.	that is not a mutual fund;

h.	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;
i.	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);
j.	“spouse” means an individual who (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and
k.	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a Person or company is an affiliate of another Person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same Person.

In NI 45-106 a Person (first Person) is considered to control another Person (second Person) if (a) the first Person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second Person carrying votes which, if exercised, would entitle the first Person to elect a majority of the directors of the second Person, unless that first Person holds the voting securities only to secure an obligation, (b) the second Person is a partnership, other than a limited partnership, and the first Person holds more than 50% of the interests of the partnership, or (c) the second Person is a limited partnership and the general partner of the limited partnership is the first Person.

RISK ACKNOWLEDGEMENT FORM (FORM 45-106F9)

Form for Individual Canadian Accredited Investors

WARNING! This investment is risky. Do not invest unless you can afford to lose all the money you pay for this investment.

Section 1 – TO BE COMPLETED BY THE ISSUER
1. About your investment
Type of Securities: Common Shares Issuer: Energy Exploration Technologies, Inc. (the “Issuer”)
Purchased from: The Issuer
Sections 2 to 4 – TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss – You could lose your entire investment of $
Liquidity risk – You may not be able to sell your investment quickly – or at all.
Lack of information – You may receive little or no information about your investment.
Lack of advice – You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.
3. Accredited investor status
You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.	Your Initials
● Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)
● Your net income before taxes combined with your spouse’s was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.
● Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
● Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and Last Name (please print):
Signature:

Date:
Section 5 – TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

First and Last Name of Salesperson (please print):
Telephone:	Email:
Name of Firm (if registered):
Section 6 – TO BE COMPLETED BY THE ISSUER
6. For more information about this investment

For more information about this investment / the Issuer:

Company Name: Energy Exploration Technologies, Inc.

Address: 100 Green Villas Drive #21 Dorado, Puerto Rico 00646

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

INTERNATIONAL INVESTOR CERTIFICATE

FOR SUBSCRIBERS RESIDENT OUTSIDE OF CANADA AND THE UNITED STATES

TO:	Energy Exploration Technologies, Inc. (the “Corporation”)

The undersigned (the “Subscriber”) represents covenants and certifies to the Corporation that:

i.	the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) is not resident in Canada or the United States or subject to applicable securities laws of Canada or the United States;

ii.	the issuance of the securities in the capital of the Corporation under this agreement (the “Securities”) by the Corporation to the Subscriber (or its disclosed principal, if any) may be effected by the Corporation without the necessity of the filing of any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber (or its disclosed principal, if any);

iii.	the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the jurisdiction which would apply to this subscription, if there are any;

iv.	the issuance of the Securities to the Subscriber (and if the Subscriber is acting as agent for a disclosed principal, such disclosed principal) complies with the requirements of all applicable laws in the jurisdiction of its residence;

v.	the applicable securities laws do not require the Corporation to register the Securities, file a prospectus or similar document, or make any filings or disclosures or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the international jurisdiction;

vi.	the purchase of the Securities by the Subscriber, and (if applicable) each disclosed beneficial subscriber, does not require the Corporation to become subject to regulation in the Subscriber’s or disclosed beneficial subscriber’s jurisdiction, nor does it require the Corporation to attorn to the jurisdiction of any governmental authority or regulator in such jurisdiction or require any translation of documents by the Corporation;

vii.	the Subscriber will not sell, transfer or dispose of the Securities except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and

viii.	the Subscriber will provide such evidence of compliance with all such matters as the Corporation or its counsel may request.

The Subscriber acknowledges that the Corporation is relying on this certificate to determine the Subscriber’s suitability as a purchaser of securities of the Corporation. The Subscriber agrees that the representations, covenants and certifications contained to this certificate shall survive any issuance of Securities and warrants of the Corporation to the Subscriber.

The statements made in this Form are true and accurate as of the date hereof.

DATED:

INVESTOR:	(Print Full Name of Entity or Individual)

By:

(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

AML Certificate

By executing this document, the client certifies the following:

If an Entity:

1. I am the of the Entity, and as such have knowledge of the matters certified to herein;

2. the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3. the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4. the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5. if required, the documents uploaded to the DealMaker portal are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6.	The Client is the following type of Entity:

7.	The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

All subscribers:

DealMaker Account number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker’s Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By:
(Signature)

Name of Signing Officer (if Entity):
Title of Signing Officer (if Entity):

Appendix 1 - Subscriber Information

For the Subscriber and Joint Holder (if applicable)

Name	Address	Date of Birth (if an Individual)	Taxpayer Identification Number

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1.	One Current control person of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

2.	Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

For a Trust (Insert names and addresses or attach a list)

1.	Current trustees of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

Self-Certification of Trustee

Instructions: This form is intended to be used by a trustee, representing a trust who is an investor in ‘s offering. I certify that:

1. I, , am the trustee of the (“Trust”) (the “Trustee”)

2. On or about , on behalf of the Trust, the Trustee executed a subscription agreement to purchase securities in Energy Exploration Technologies, Inc.’s offering;

3. As the Trustee, I have the authority to execute all Trust powers. Among other things, the Trust allocates to the Trustee the power to invest Trust funds for the benefit of the Trust by purchasing securities in private or public companies, regardless of the suitability of the investment for the Trust (“Trust Investment”).

4. With respect to Trust Investments, the Trustee is the only person required to execute subscription agreements to purchase securities.

I certify that the above information is accurate and truthful as of the date below.

Trustee Name: on behalf of

Signature of Client:

Date of Signature: